CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333–25663 on Form N-4 of our report dated March 8, 2021, relating to the financial statements of American Fidelity Separate Account B. We also consent to the reference to us under the heading “Custodian and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Deloitte & Touche, LLP

Oklahoma City, Oklahoma

April 28, 2021

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333–25663 on Form N-4 of our report dated April 16, 2021, relating to the financial statements of American Fidelity Assurance Company. We also consent to the reference to us under the heading “Custodian and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Deloitte & Touche, LLP

Oklahoma City, Oklahoma

April 28, 2021